MIDWAY ANNOUNCES 2014 SECOND QUARTER FINANCIAL RESULTS

AND ANNOUNCES CEO RETIREMENT

August 6, 2014

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX, MDW:NYSE-MKT) reports financial results for the period ended June 30, 2014. These results were filed today with the United States Securities and Exchange Commission in the Company’s quarterly report on Form 10-Q, and with the relevant securities regulators in Canada.

Recent Developments

Pan Project

•	Signed five-year contract mining agreement with Ledcor CMI, Inc.
•	Closed U.S.$55M project finance facility with Common Bank of Australia
•	Completed bought deal offering with over-allotment for gross proceeds of U.S.$27,500,473
•	Project is currently in construction with first gold pour targeted for Q4 2014
•	Ledcor has been mobilized to site and initial work has begun

Gold Rock Project

•	Updated resource estimate was announced May 28, 2014
•	Draft Environmental Impact Statement is underway

August 6, 2014

Spring Valley Project

•	Midway formalized joint venture with Barrick at 75/25
•	Barrick advanced the project to Pre-Feasibility in 2014

Results from Operations

The Company’s operating loss for the three months ended June 30, 2014 was $3,468,021 compared to $4,490,609 for the corresponding period in 2013. The decrease is primarily related to a reduction in spending on legal, audit and accounting expenses. Legal, audit and accounting costs decreased during the three months ended June 30, 2014 in comparison to the three months ended June 30, 2013 due to the Company incurring significant legal, tax advisory and accounting fees during the three months ended June 30, 2013 related to a non-recurring restructuring of the Company’s subsidiaries. Offsetting this decrease were increases in office and administration expense and salaries and benefits expense. The increase in these expenses resulted from Pan general and administrative costs no longer being allocated to mineral exploration expenditures in conjunction with the commencement of construction in January 2014.

The Company incurred other expense of $120,434 in the current quarter compared to income of $7,325,892 during the same period of 2013. As a result of the change in the parent Company’s functional currency from the Canadian dollar to the U.S. dollar effective January 1, 2014, there was no gain or loss recorded on the change in the fair value of derivative liability for the three months ended June 30, 2014. The Company recorded a gain of $5,136,594 related to change in the fair value of derivative liability for three months ended June 30, 2013. Additionally, the Company recorded a foreign exchange loss of only $613 during the three months ended June 30, 2014 compared to a foreign exchange gain of $2,151,974 for the corresponding period of 2013 due to the change in functional currency.

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August 6, 2014

The Company’s consolidated net loss attributable to common shareholders for the quarter ended June 30, 2014 was $6,470,904 or $0.04 basic and diluted loss per share compared to income of $2,436,696, or $0.02 basic and $0.00 diluted loss per share for the comparable period of 2013.

The financial information is presented in accordance with U.S. Generally Accepted Accounting Principles.

Condensed Consolidated Interim Balance Sheet

(Expressed in Canadian dollars) (unaudited)

	June 30,	December 31,
	2014	2013
Assets
Cash and Cash Equivalents	$45,881,898	$51,363,302
Property, Equipment and Mine Development	39,947,846	16,750,950
Mineral Properties	54,345,927	53,200,288
Other Assets	5,632,891	2,534,482
Total Assets	$145,808,562	$123,849,022

Current Liabilities	4,901,240	5,836,501
Long-Term Liabilities	2,495,298	8,363,376
Redeemable Preferred Stock	49,595,793	47,482,972
Shareholders’ Equity	88,816,231	62,166,173
Total Liabilities and Shareholders’ Equity	$145,808,562	$123,849,022

Condensed Consolidated Interim Statement of Operations

(Expressed in Canadian dollars, except shares) (unaudited)

	Three Months Ended
	June 30,
	2014	2013
Operating Loss	$3,468,021	$4,490,609
Other Income (Expense)	(120,434)	7,325,892
Net (Income) Loss Before Income Tax	3,588,455	(2,835,283)
Income Tax Recovery (Expense)	(328,265)	1,961,822
Net (Income) Loss	$3,916,720	$(4,797,105)
Preferred Stock Cumulative Dividend	1,499,632	1,469,385
Accretion Of Redeemable Preferred Stock	1,054,552	891,024
Net (Income) Loss Attributable To Common Shareholders	$6,470,904	$(2,436,696)

Weighted Average Number Of Shares Outstanding (Basic)	143,879,565	128,451,298
Basic (Income) Loss Per Share	$0.04	$(0.02)

Weighted Average Number Of Shares Outstanding (Diluted)	143,879,565	167,480,014
Diluted (Income) Loss Per Share	$0.04	$-

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August 6, 2014

Condensed Consolidated Interim Statement of Cash Flows

(Expressed in Canadian dollars) (unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash and Cash Equivalents, Beginning of Period	$51,363,302	$75,052,836

Net Cash Used in Operating Activities	(9,965,913)	(4,931,516)
Net Cash Used in Investing Activities	(23,340,304)	(2,758,813)
Net Cash Provided by (Used in) Financing Activities	26,635,754	(1,699,140)
Effect of Exchange Rate Changes on Cash:	1,189,059	147,513

Cash and Cash Equivalents, End of Period	$45,881,898	$65,810,880

As of June 30, 2014 the Company had a cash balance of $45,881,898 with working capital of $41,490,380. The Company has established an aggregate U.S.$55,000,000 senior secured credit facility consisting of a U.S.$45,000,000 project financing facility and a U.S.$10,000,000 cost overrun facility that is available to fund development and construction of the Pan Project.

To review Midway’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, including the Company’s Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

Retirement of Chief Executive Officer

With Pan construction well underway and financing in place, Mr. Brunk informed the Company’s Board of Directors that he will be retiring from the Company. The Board of Directors thanks Mr. Brunk for his service to the Company and congratulates him on his many achievements, which under his leadership brought the Company from exploration through permitting and development of lead projects to forthcoming first gold production at Pan. The Board of Directors has appointed a search committee and a search is underway for a new Chief Executive Officer. The Board of Directors has also decided to split the role of Chief Executive Officer and Chairman of the Board. The Board expects to appoint a new Non-Executive Chairman of the Board of Directors soon. Mr. Brunk’s retirement will be effective upon the appointment a successor Chief Executive Officer.

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August 6, 2014

Mr. Brunk stated, “I am confident that progress achieved to date has laid the foundation for success for our first gold production and ongoing operations. I am extremely proud of the team we have built here at Midway, and I know this team is incredibly capable of carrying the Company forward to cash flow and continued growth. I am honored to have been a part of building our company to what we are today.”

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at 720-979-0900.

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. Other risks, uncertainties and factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

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